As filed with the Securities and Exchange Commission on May 12, 2015
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8
Registration Statement under
the Securities Act of 1933
_____________________
ACCO BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-2704017 (I.R.S. Employer Identification No.)

Four Corporate Drive
Lake Zurich, Illinois 60047
(Address, including zip code of registrant’s principal executive office)

ACCO BRANDS CORPORATION INCENTIVE PLAN
(Full title of the plan)
_____________________

Pamela R. Schneider, Esq.
Senior Vice President, General Counsel and Secretary
ACCO Brands Corporation
Four Corporate Drive
Lake Zurich, Illinois  60047
(847) 541-9500

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-Accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities To Be Registered	Amount To Be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(4)
Common Stock, par value $.01 per share (including the associated Preferred Share Purchase Rights)(1)	13,118,430 shares	$7.64	$100,224,805.20	$11,646.12
(1)	The Preferred Share Purchase Rights are attached to and trade with the Common Stock. The value, if any, attributed to such rights is reflected in the market price of the Common Stock.
(2)
There are also registered hereunder such indeterminate number of additional shares as may become subject to awards under the ACCO Brands Corporation Incentive Plan (the “Plan”) as a result of the antidilution provisions contained therein, and such indeterminate amount of plan interests.

(3)
Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), on the basis of the average of the high and low trading prices ($7.76 and $7.52, respectively) of the Common Stock on May 6, 2015, as reported on the New York Stock Exchange.

(4)
Pursuant to Rule 457(p) of the Securities Act, the registrant is applying the filing fee of $2,205.12 associated with 1,918,430 unsold shares under the Company’s Registration Statement on Form S-8 filed on May 15, 2012 with respect to the Company’s 2011 Amended and Restated Incentive Plan, as amended, to partially offset the registration fee of $11,646.12 due in connection with this Registration Statement.

Explanatory Note

This Registration Statement relates to the registration of 13,118,430 shares of common stock, $0.01 par value per share (the “Common Stock”), of ACCO Brands Corporation (the “Registrant”) that may be offered from time to time under the ACCO Brands Corporation Incentive Plan (the “Plan”), which is an amendment and restatement of the Amended and Restated ACCO Brands Corporation 2011 Incentive Plan, as amended.  This Registration Statement also covers the preferred stock purchase rights that are attached to and trade with the Common Stock.

Pursuant to the Note to Part I of Form S-8, the plan information specified by Part I of Form S-8 is not required to be filed with the Securities and Exchange Commission (the “SEC”) and has been omitted from this Registration Statement.  The documents containing the information specified in Part I of Form S-8 have been or will be provided to participants in the Plan.

Part II
Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are specifically incorporated by reference in this Registration Statement:

(a)	Annual Report on Form 10-K for the year ended December 31, 2014 (file no. 001-08454);

(b)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 (file no. 001-08454);

(c)
all other reports (excluding any information furnished under Items 2.02 and 7.01 therein) filed by the Registrant pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Annual Report referred to in clause (a) above; and

(d)
the description of Registrant’s Common Stock, and of the associated preferred share purchase rights, as set forth under the caption entitled “Description of the Capital Stock of ACCO Brands Corporation” in the Registration Statement on Form S-4, as amended (File No. 333-124946) of the Registrant.

All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law (“DGCL”), as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware law or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the corporation or is or was serving at the corporation’s request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding.  The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (b) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of duties to the corporation, unless the court believes that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions.  A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Article VII of the Registrant’s by-laws provides as follows:

“Section 1.  Proceedings Other Than Proceedings by or in the Right of the Company.  The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that such person is or was a director, officer, employee or agent of the Company or any of its majority-owned subsidiaries or is or was serving at the request of the Company as a director, officer, employee or agent (except in each of the foregoing situations to the extent any written agreement, arrangement or understanding of agency to which such person is a party contains provisions that supersede or abrogate indemnification under this Section 1) of another corporation or of any partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2.  Proceedings by or in the Right of the Company.  The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Company or any of its majority-owned subsidiaries, or is or was serving at the request of the Company as a director, officer, employee or agent (except in each of the foregoing situations to the extent any written agreement, arrangement or understanding of agency to which such person is a party contains provisions that supersede or abrogate indemnification under this Section 2) of another corporation or of any partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

Section 3.  Indemnification for Expenses of Person Who Is Wholly or Partly Successful.  To the extent that a director, officer, employee or agent of the Company or any of its majority owned subsidiaries has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or 2 of this Article VII, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf of such person in connection therewith.  If any such person is not wholly successful in any such action, suit or proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters therein, the Company shall indemnify such person against all expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf of such person in connection with each claim, issue or matter that is successfully resolved.  For purposes of this Article VII and without limitation, the termination of any claim, issue or matter by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 4.  Indemnification for Expenses of a Witness.  Notwithstanding any other provision of this Article VII, to the extent any person is a witness in, but not a party to, any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Company or any of its majority-owned subsidiaries, or is or was serving at the request of the Company as a director, officer, employee or agent (except in each of the foregoing situations to the extent any written agreement, arrangement or understanding of agency to which such person is a party contains provisions that supersede or abrogate indemnification under this Section 4) of another corporation or of any partnership, joint venture, trust, employee benefit plan or other enterprise, such person shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf of such person in connection therewith.

Section 5.  Determination of Right to Indemnification.  Indemnification under Sections 1 and 2 of this Article VII shall be made only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or 2 of this Article VII, as the case may be.  Such determination shall be made (1) if a Change of Control (as hereinafter defined) shall not have occurred, (a) by the Board of Directors by a majority vote of the Disinterested Directors (as hereinafter defined), even though less than a quorum, or (b) if there are no Disinterested Directors or, even if there are Disinterested Directors, a majority of such Disinterested Directors so directs, by (x) Independent Counsel (as hereinafter defined) in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (y) if the Board of Directors so directs, the stockholders of the Company; or (2) if a Change of Control shall have occurred, by Independent Counsel selected by the claimant in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, unless the claimant shall request that such determination be made by or at the direction of the Board of Directors, in which case it shall be made in accordance with clause (1) of this sentence.  Any claimant shall be entitled to be indemnified against the expenses (including attorneys’ fees) actually and reasonably incurred by such claimant in cooperating with the person or entity making the determination of entitlement to indemnification (irrespective of the determination as to the claimant’s entitlement to indemnification) and, to the extent successful, in connection with any litigation or arbitration with respect to such claim or the enforcement thereof.

Section 6. Timing of Determination of Right to Indemnification.  If a Change of Control shall not have occurred, or if a Change of Control shall have occurred and a director, officer, employee or agent requests pursuant to clause (2) of the second sentence in Section 5 of this Article VII that the determination as to whether the claimant is entitled to indemnification be made by or at the direction of the Board of Directors, the claimant shall be conclusively presumed to have been determined pursuant to Section 5 of this Article VII to be entitled to indemnification if (a)(i) within fifteen days after the next regularly scheduled meeting of the Board of Directors following receipt by the Company of the request therefor, the Board of Directors shall not have resolved by majority vote of the Disinterested Directors to submit such determination to (x) Independent Counsel for its determination or (y) the stockholders for their determination at the next annual meeting, or any special meeting that may be held earlier, after such receipt, and (ii) within sixty days after receipt by the Company of the request therefor (or within ninety days after such receipt if the Board of Directors in good faith determines that additional time is required by it for the determination and, prior to expiration of such sixty-day period, notifies the claimant thereof), the Board of Directors shall not have made the determination by a majority vote of the Disinterested Directors, or (b) after a resolution of the Board of Directors, timely made pursuant to clause (a)(i)(y) above, to submit the determination to the stockholders, the stockholders meeting at which the determination is to be made shall not have been held on or before the date prescribed (or on or before a later date, not to exceed sixty days beyond the original date, to which such meeting may have been postponed or adjourned on good cause by the Board of Directors acting in good faith); provided, however, that this sentence shall not apply if the claimant has misstated or failed to state a material fact in connection with his or her request for indemnification.  Such presumed determination that a claimant is entitled to indemnification shall be deemed to have been made (I) at the end of the sixty-day or ninety-day period (as the case may be) referred to in clause (a)(ii) of the immediately preceding sentence or (II) if the Board of Directors has resolved on a timely basis to submit the determination to the stockholders, on the last date within the period prescribed by law for holding such stockholders meeting (or a postponement or adjournment thereof as permitted above).

Section 7.  Advancement of Expenses.  Expenses (including attorneys’ fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company, at the sole discretion of the Board of Directors, in advance of the final disposition of such action, suit or proceeding, promptly after receipt of a request therefor stating in reasonable detail the expenses incurred; provided that in each case the Company shall have received an undertaking by or on behalf of the present or former director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in this Article VII.

Section 8.  Procedures.  The Board of Directors may, from time to time, establish reasonable procedures for the submission of claims for indemnification pursuant to this Article VII, determination of the entitlement of any person thereto and review of any such determination.

Section 9.  Definitions.  For purposes of this Article VII:

(1)      “Change of Control” means any of the following:

(a)  The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Corporation Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control:  (w) any acquisition directly from the Company, (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (z) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 9(1); or

(b)  Individuals who, as of August 17, 2005, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to that date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

(c)  Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or members of any other governing body, as the case may be, of the corporation or other legal entity resulting from such Corporate Transaction, respectively (including, without limitation, a corporation or other legal entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person

(excluding any employee benefit plan (or related trust) of the Company or of such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation or the then outstanding securities with the combined voting power entitled under ordinary circumstances to elect a majority of the members of the governing body of any other legal entity resulting from such Corporation Transaction except to the extent that such ownership existed prior to the Corporate Transaction and (iii) at least a majority of the members of the board of directors of the corporation or other governing body of any legal entity resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Corporate Transaction; or

(d)  Approval by the Company’s stockholders of a complete liquidation or dissolution of the Company.

 (2)    “Disinterested Director” means a director of the Company who is not and was not a party to an action, suit or proceeding in respect of which indemnification is sought by a director, officer, employee or agent.

 (3)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(4)     “Independent Counsel” means a law firm, or a member of a law firm, that (i) is experienced in matters of corporation law; (ii) neither presently is, nor in the past five years has been, retained to represent the Company, the director, officer, employee or agent claiming indemnification or any other party to the action, suit or proceeding giving rise to a claim for indemnification under this Article VII, in any matter material to the Company, the claimant or any such other party; and (iii) would not, under applicable standards of professional conduct then prevailing, have a conflict of interest in representing either the Company or such director, officer, employee or agent in an action to determine the Company’s or such person’s rights under this Article VII.

Section 10.  Nonexclusivity; Survival of Rights.  The indemnification and advancement of expenses herein provided, or granted pursuant hereto, shall not be deemed exclusive of any other rights to which any of those indemnified or eligible for advancement of expenses may be entitled under any agreement, vote of stockholders or Disinterested Directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.  Notwithstanding any amendment, alteration or repeal of this Article VII or any of its provisions, or of any of the procedures that may be established by the Board of Directors pursuant to Section 8 of this Article VII, any person who is or was a director, officer, employee or agent of the Company or any of its majority-owned subsidiaries or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of any partnership, joint venture, employee benefit plan or other enterprise shall be entitled to indemnification in accordance with the provisions hereof and thereof, if applicable, with respect to any action taken or omitted prior to such amendment, alteration or repeal except to the extent otherwise required by law.

Section 11.  Indemnification for Actions Against the Company.  No indemnification shall be payable pursuant to this Article VII with respect to any action against the Company commenced by an officer, director, employee or agent unless the Board of Directors shall have authorized the commencement thereof or unless and to the extent that this Article VII or the procedures that may be established pursuant to Section 8 of this Article VII shall specifically provide for indemnification of expenses relating to the enforcement of rights under this Article VII and such procedures, if applicable.

Section 12.  Vesting of Rights to Indemnification.  Notwithstanding any amendment, alteration or repeal of any provision of this Article VII, all rights to indemnification and advancement hereunder vest in a director or officer of the Company at the time such person is or becomes a director or officer of the Company, and any director or officer of the Company shall be entitled, to the maximum extent permitted by law, to the benefits of this Article VII with respect to any claim for indemnification arising out of any action taken or omitted prior to such amendment, alteration or repeal.”

The Registrant has procured insurance protecting it under its obligation to indemnify officers and directors against certain types of liabilities (including certain liabilities under the Securities Act) that may be incurred by them in the performance of their duties and affording protection to such officers and directors in certain areas to which the corporate indemnity does not extend, all within specified limits and subject to specified deductions.  In addition, the Registrant and certain other persons may be entitled under agreements entered into with agents or underwriters to indemnification by such agents or underwriters against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which Registrant or such persons may be required to make in respect thereof.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

See Index to Exhibits, which is incorporated herein by reference.

Item 9.  Undertakings.

(a)       The Registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)        To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)        To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the Registration Statement;

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that clauses (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)       The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Lake Zurich, State of Illinois on this 12th day of May, 2015.

ACCO BRANDS CORPORATION

By:	/s/Pamela R. Schneider
Pamela R. Schneider
Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this 12th day of May, 2015.

Signature	Title
/s/Boris Elisman*	President and Chief Executive Officer
Boris Elisman /s/Neal V. Fenwick*	(principal executive officer) Executive Vice President and Chief Financial Officer
Neal V. Fenwick /s/Kathleen D. Schnaedter*	(principal financial officer) Senior Vice President, Corporate Controller and Chief Accounting Officer
Kathleen D. Schnaedter /s/Robert J. Keller*	(principal accounting officer)
Robert J. Keller /s/George V. Bayly*	Chairman of the Board of Directors
George V. Bayly /s/James A. Buzzard*	Director
James A. Buzzard /s/Kathleen S. Dvorak*	Director
Kathleen S. Dvorak /s/Robert H. Jenkins*	Director
Robert H. Jenkins /s/Pradeep Jotwani*	Director
Pradeep Jotwani	Director

Signature	Title

/s/Thomas Kroeger*
Thomas Kroeger	Director
Michael Norkus /s/E. Mark Rajkowski*	Director
Mark Rajkowski	Director

*By: /s/Pamela R. Schneider
Pamela R. Schneider**
** By authority of the power of attorney filed herewith.

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Restated Certificate of Incorporation of the Registrant, as amended (incorporated herein by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed with the SEC on May 19, 2008).
4.2	Bylaws of the Registrant as amended through February 20, 2013 (incorporated herein by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed with the SEC on February 26, 2013).
4.3
Rights Agreement dated as of August 16, 2005 by and between the Registrant and Wells Fargo Bank, National Association, as rights agent (incorporated herein by reference to Exhibit 4.1 to Registrant’s Current Report on Form 8-K filed with the SEC on August 17, 2005).

4.4	ACCO Brands Corporation Incentive Plan*
5	Opinion of Vedder Price P.C.*
23.1	Consent of Independent Registered Public Accounting Firm (KPMG LLP).*
23.2	Consent of Vedder Price P.C. (included in Exhibit 5 to the Registration Statement).*
24	Power of Attorney.*

* Filed herewith.